                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934



Filed by the Registrant [X]

Filed by a Party other than the Registrant []

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                 MBfUSA, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
          Shefsky & Froelich Ltd., Suite 2500, 444 N. Michigan Ave.,
                              Chicago, IL 60611
          Attn: Dennis B. O'Boyle
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

    2)  Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

    4)  Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

    5)  Total fee paid:

       -------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

       -------------------------------------------------------------------------

    2)  Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------

    3)  Filing Party:

       -------------------------------------------------------------------------

    4)  Date Filed:

       -------------------------------------------------------------------------

                                MBf USA, INC.
                        500 PARK BOULEVARD, SUITE 1260
                            ITASCA, ILLINOIS 60143




                               November 6, 1997


Dear Shareholder:

     It is my pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of MBf USA, Inc. on Wednesday, December 3, 1997. The meeting will be at the Wyndham Hotel, 400 Park Boulevard, Itasca,
Illinois, at 10:00 a.m. Central Standard Time.  Refreshments begin at 9:30 a.m.

     The Notice of Annual Meeting of Shareholders and the Proxy Statement accompanying this letter describe the business we will consider at the meeting. In particular, I would like to call to your attention the two Class B nominees who are standing for re-election to the Board. Mr. Robert J. Simmons and Mr. Don L. Arnwine have distinguished professional careers and bring important and diverse experiences to the Board. We believe they make important contributions as members of the Board.

     Your vote is very important. I urge you to sign, date, and return the enclosed proxy card in the envelope provided in order to be certain your shares are represented at the meeting, even if you plan to attend the meeting in person.

     I look forward to seeing you at the meeting.




                                            Loi Heng Sewn
                                            Chairman


enclosures

                                MBf USA, INC.
                        500 PARK BOULEVARD, SUITE 1260
                            ITASCA, ILLINOIS 60143

================================================================================

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

================================================================================


To the Shareholders of MBf USA, INC.:

     Notice is hereby given that the annual meeting of shareholders (the "Meeting" or the "Annual Meeting") of MBf USA, INC., a Maryland corporation (the "Company"), will be convened at the Wyndham Hotel, 400 Park Boulevard, Itasca, Illinois 60143, on December 3, 1997, at 10:00 a.m. Central Standard Time (the "Meeting Date"). All holders of Common Stock, par value $.01 per share, and Series A Convertible Common Stock, par value $.01 per share of the Company (the "Shareholders") are entitled to attend the Meeting. The Company is soliciting proxies, pursuant to the attached Proxy Statement, for use at the Annual Meeting on the Meeting Date. The Company expects that a quorum will be present on the Meeting Date and that the proposals to be considered by the Shareholders will be:


(1) To elect seven (7) Class A Directors and two (2) Class B Directors to hold office until the next annual meeting of Shareholders or until their respective successors are elected and qualified;

(2) To concur in the selection of Arthur Andersen LLP as the Company's independent public accountants for the year 1997; and

(3) To transact any other business as may properly come before the Meeting, or any adjournment or postponement thereof.


     Only Shareholders of record at the close of business on October 27, 1997, are entitled to receive notice of the Meeting and to vote at the Meeting or any adjournment or postponement thereof (the "Eligible Holders"). A list of Eligible Holders will be available for inspection at the Company's office for at least 10 days prior to the Meeting.

     The Company's Annual Report on Form 10-K is being mailed concurrently with this Notice and Proxy Statement to all Shareholders of record.

     All Shareholders are cordially invited to attend the Annual Meeting. Those who cannot attend are urged to sign, date and otherwise complete the enclosed proxy and return it promptly in the envelope provided. Any Shareholder giving a proxy has the right to revoke it at any time before it is voted.


                                       By order of the Board of Directors:


                                       Loi Heng Sewn
                                       Chairman


Itasca, Illinois
November 6, 1997

================================================================================

                               PROXY STATEMENT
                                     FOR
                      ANNUAL MEETING OF SHAREHOLDERS OF
                                MBf USA, INC.
                               DECEMBER 3, 1997

================================================================================


     This proxy statement (the "Proxy Statement") is furnished to all holders of record as of the close of business on October 27, 1997 of Common Stock, par value $.01 per share (the "Common Stock"), and Series A Convertible Common Stock, par value $.01 per share (the "Series A Common Stock") (the "Shareholders") of MBf USA, INC., a Maryland corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Company's Board of Directors (the "Directors" or the "Board") to be voted at the annual meeting of Shareholders (the "Meeting" or the "Annual Meeting"). The Annual Meeting will be convened at the Wyndham Hotel, 400 Park Boulevard, Itasca, Illinois on December 3, 1997, at 10:00 a.m. Central Standard Time (the "Meeting Date"), or any adjournment or postponement thereof. This Proxy Statement, and the enclosed form of proxy are first being mailed or otherwise delivered to Shareholders on or about November 10, 1997. Shareholders who wish to attend the Meeting should contact the Company at (630) 285-9191 so that arrangements can be made.

     The Company expects that a quorum will be present on the Meeting Date and that the proposals to be considered by the Shareholders will be:

(1) To elect seven (7) Class A Directors and two (2) Class B Directors to hold office until the next annual meeting of Shareholders or until their respective successors are elected and qualified;

(2) To concur in the selection of Arthur Andersen LLP as the Company's independent public accountants for the year 1997; and

(3) To transact any other business as may properly come before the Meeting, or any adjournment or postponement thereof.


     THE PROXIES SOLICITED BY THE COMPANY PURSUANT TO THIS PROXY STATEMENT ARE SOLICITED FOR USE AT THE MEETING WHEN CONVENED ON THE MEETING DATE AND ANY SUBSEQUENT ADJOURNMENTS AND MAY NOT BE USED FOR ANY OTHER PURPOSE, INCLUDING THE DETERMINATION OF WHETHER A QUORUM IS PRESENT, PRIOR TO THE MEETING DATE. THEREFORE, IT IS ANTICIPATED THAT THE BUSINESS OF THE COMPANY TO BE CONSIDERED AT THE MEETING, WITH RESPECT TO WHICH PROXIES ARE SOLICITED PURSUANT TO THIS PROXY STATEMENT, WILL BE ADDRESSED ON THE MEETING DATE.

     The shares of Common Stock and/or the Series A Common Stock (the
"Shares") represented by properly executed proxies in the accompanying form received by the Board of Directors prior to the meeting Date will be voted at the Meeting. The Shares not represented by properly executed proxies or held by Shareholders who attend the Meeting will not be voted. Where a Shareholder specifies a choice in a proxy with respect to any matter to be acted upon, the Shares represented by such proxy will be voted as specified. When a Shareholder does not specify a choice, in any otherwise properly executed proxy, with respect to any proposal referred to therein, the Shares represented by such proxy will be voted with respect to such proposal in accordance with the recommendations of the Board of Directors described herein. A Shareholder who signs and returns a proxy in the accompanying form may revoke it by: (i) giving written notice of revocation to the Assistant Secretary of the Company before the proxy is voted at the Meeting on the Meeting Date; (ii) executing and delivering a later-dated proxy; or (iii) attending the Meeting on the Meeting Date and voting his or her Shares in person.

     In electing directors only, the Common Stock and the Series A Common Stock each vote as a separate class. Seven (7) Class A Directors will be elected by the holders of the Series A Common Stock and two (2) Class B Directors will be elected by the holders of the Common Stock. The Class A Directors and the Class B Directors will be elected by a plurality of the votes cast by the respective class. Approval of the ratification of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997 requires the affirmative vote of the holders of at least a majority of all outstanding shares of Common Stock and Series A Common Stock, with the holders of Common Stock and Series A Common Stock voting together as a single class. Shares represented at the Meeting as the result of proxies marked "abstain" will be counted for purposes of determining the existence of a quorum at the Meeting, but will not be voted. Shareholders have no cumulative voting rights. Shares held by brokers will not be considered entitled to vote on matters as to which the brokers have not received authority to vote from beneficial owners.

     It is not anticipated that matters other than those set forth in the Notice of Annual Meeting, as described herein, will be brought before the Meeting for action. If any other matters properly come before the Meeting, it is intended that votes thereon will be cast pursuant to said proxies in accordance with the best judgment of the proxy holders.

RECORD DATE

     The close of business on October 27, 1997, has been fixed by the Board of Directors of the Company as the record date (the "Record Date") for the determination of Shareholders entitled to receive notice of, and to vote at, the Meeting. Each outstanding share of Common Stock is entitled to one (1) vote on all matters herein, except for the election of the Class A Directors; Common Stock Shareholders are entitled to vote only for the election of Class B Directors. Each outstanding share of Series A Common Stock is entitled to one
(1) vote on all matters herein, except for the election of Class B Directors; Series A Common Stock Shareholders are entitled to vote only for the election of Class A Directors. On the Record Date, the Company had outstanding 3,061,667 shares of Common Stock and 1,252,538 shares of Series A Common Stock. Only Shareholders of record as of the Record Date will be entitled to vote at the Meeting or any adjournment thereof. A quorum, consisting of the holders of at least a majority of all issued and outstanding Shares eligible to vote, must be present, in person or by proxy, at the Meeting for valid Shareholder action to be taken at the Meeting or any adjournment thereof.

EXPENSES OF SOLICITATION

     The expenses of this solicitation of proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all documents which now accompany or may hereafter supplement it. The Company anticipates the total cost of the proxy solicitation to be $10,000. Solicitations will be made only by the use of the mails, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegram, facsimile, or personal calls. Officers and regular employees of the Company will not be paid additional compensation for soliciting proxies. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the Common Stock held of record by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock and Series A Common Stock as of October 27, 1997 by: (i) each Director of the Company who beneficially owns Common Stock or Series A Common Stock; (ii) each Executive Officer of the Company; (iii) each person that is known by the Company to beneficially own in excess of five percent of the outstanding shares of its Common Stock and Series A Common Stock; and (iv) all Directors and Executive Officers, as a group. Except as otherwise indicated in the footnotes to the table, the Shareholders named below have sole voting and investment power with respect to the shares of Common Stock and Series A Common Stock beneficially owned by them.

                                                             AMOUNT AND NATURE OF           PERCENT OF TOTAL
TITLE OF CLASS         NAME OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP            VOTING STOCK(3)
--------------         ------------------------              --------------------           ----------------
Series A Common Stock  MBf International Ltd.(1)                            1,252,538                 29.03%
Common Stock           MBf International Ltd.(1)                            1,682,275                 38.99%(4)
Common Stock           Asia Pacific Ventures Limited(2)                       216,296                  5.01%
Common Stock           Tan Sri Dato (Dr.) Hean Heong Loy                        6,824(4)               *
Common Stock           Teik Hok Loy                                            10,000(4)               *
Common Stock           Heng Sewn Loi                           55,000(4)
Common Stock           Heng Sewn Loi                            7,000          62,000                  1.44%
                                                              -------
Common Stock           Edward J. Marteka                       55,000(4)
Common Stock           Edward J. Marteka                        7,000          62,000                  1.44%
                                                              -------
Common Stock           George Jeff Mennen                                       5,000(4)               *
Common Stock           Robert J. Simmons                                        5,000(4)               *
Common Stock           Don L. Arnwine                                           5,000(4)               *
Common Stock           Stephen K.H. Tan                        15,000(4)
Common Stock           Stephen K.H. Tan                         7,000          22,000                  *
                                                              -------
Common Stock           Robert C. Carter                                        10,000(4)               *
Common Stock           Total Executive Officers & Directors   166,824(4)
                       as a group (9 persons)                  21,000         187,824                  4.35%
                                                              -------

     MBf International Limited is a wholly-owned subsidiary of MBf Holdings Bhd., a publicly-traded Malaysian company. The owners of more than 5% of the shares of MBf Holdings Bhd. are Tan Sri Dato (Dr.) Loy Hean Heong and MBf Land Bhd. who own 27.2% and 9.6% respectively of the issued capital.

________________________
*Represents less than 1%
(1) MBf International Limited is located at 17th Floor, One Pacific Place, 88 Queensway, Hong Kong.
(2) Asia Pacific Ventures Limited c/o PIE Healthcare at Lot 60-61, Senawang Industrial Estate, 70450 Seremban, Negeri Sembilan Darul Khusus, Malaysia.
(3) Percent of class is based upon the combined number of shares of Series A Common Stock and Common Stock outstanding on October 27, 1997.
(4) Represents shares to be issued upon exercisable options granted under the Company's Omnibus Equity Compensation Plan.

See also "Certain Relationships and Related Transactions" for information concerning the Wembley agreements.


                   MATTERS TO BE CONSIDERED BY SHAREHOLDERS


1.   ELECTION OF DIRECTORS

     Nine (9) individuals will be elected at the Annual Meeting to serve as Directors of the Company, until the next annual meeting of Shareholders or until their successors have been elected and qualified. The biographies of the nominees designated by the Board of Directors, all of whom are presently Directors of the Company, are set forth below. Seven (7) of the nominees have been nominated as Class A Directors and two (2) have been nominated as Class B Directors. Holders of Common Stock and Series A Common Stock each vote as a separate class only with respect to the election of Directors. The Company has been advised by the holder of the Series A Common Stock that its proxy is to be voted FOR the seven (7) Class A nominees for Directors listed below. In the event any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Company is not aware of any nominee who is


____________
unable or will decline to serve as a Director. The nominees receiving a majority of the votes of shares of Common Stock or Series A Common Stock required for election, as the case may be, shall be elected. See "Compensation of Directors and Executive Officers " regarding compensation of Directors.


                              CLASS A DIRECTORS
                              -----------------
                                                                          Year Became
Name                  Age    Principal Occupation(s) During Past 5 Years  a Director
----                  ---    -------------------------------------------  -----------
Tan Sri Dato (Dr.)    61     Class A Director of the Company. Former             1992
Hean Heong Loy               Chairman of the Board of Directors,
                             elected to the Board of Directors on
                             February 27, 1992. On December 17, 1993,
                             he resigned as Chairman of the Board but
                             continues to serve as a Director of the
                             Company. He has served in various
                             capacities with MBf Holdings Berhad ("MBf
                             Holdings") since 1963 and currently is the
                             President and Chief Executive Officer of
                             MBf Holdings.  He has served as Chairman
                             of the Board of Directors of MBf
                             International Ltd. since May 1991. Tan Sri
                             Dato Loy also serves on the Board of
                             Directors of MasterCard International.
                             Tan Sri Dato Loy was made a Justice of the
                             Peace, an honorary title, by the late
                             Sultan of Perak for his contributions to
                             the nation of Malaysia, and in the same
                             year was conferred the award of the
                             honorary title "Dato Paduka Mahkota Johor"
                             by the late Sultan of Johor. On June 6,
                             1992, the additional title "Tan Sri" was
                             conferred upon him.

Teik Hok Loy          33     Class A Director of the Company. He has             1993
                             served in various capacities with MBf
                             Holdings since 1988 and currently serves
                             in the position of Alternate to the
                             President and Chief Executive Officer of
                             MBf Holdings. He also serves as a Director
                             of MBf Holdings. Teik Hok Loy is the son
                             of Tan Sri Dato Loy.

Heng Sewn Loi         37     Class A Director of the Company and                 1993
                             Chairman of the Board and CEO of the
                             Company.  He has served in various
                             capacities with MBf Holdings since 1983
                             and previously served as President of its
                             manufacturing division.  Heng Sewn Loi is
                             the nephew of Tan Sri Dato Loy.

Edward J. Marteka     60     Class A Director and President of the               1995
                             Company. He has served as President and a
                             Director of the Company's subsidiary,
                             American Health Products Corporation
                             ("AHPC") since its incorporation in 1988.
                             As President of the Company and AHPC, Mr.
                             Marteka is responsible for their overall
                             operations.  From 1968 to 1988, Mr.
                             Marteka held various positions with Baxter
                             Healthcare Corporation, most recently
                             serving as Vice President of its
                             International Division.

George Jeff Mennen    55     Class A Director of the Company. For over           1994
                             five years, Mr. Mennen has headed the G.J.
                             Mennen Group, a consulting firm
                             specializing in family-owned businesses.
                             Mr. Mennen had a distinguished career at
                             The Mennen Company including being the
                             Vice Chairman of the company. The Mennen
                             Company was founded by Mr. Mennen's great
                             grandfather in 1878 and remained privately
                             owned until it was sold in 1992 to
                             Colgate-




                                                                          Year Became
Name                  Age    Principal Occupation(s) During Past 5 Years  a Director
----                  ---    -------------------------------------------  -----------
                             Palmolive.
Richard C.M. Wong     52     Elected Class A Director of the Company on          1997
                             May 20, 1997. Mr. Wong is currently the
                             President and Chief Executive Officer of
                             Wembley Rubber Products Sdn. Bhd., a
                             Malaysian glove manufacturer.  In
                             addition, he is also a Deputy Chairman of
                             Nylex Malaysia Bhd., and a director of two
                             other publicly listed companies in
                             Malaysia.  Mr. Wong is the founder of TEC
                             Asia Centre, an international organization
                             of Chief Executive Officers who share
                             ideas to manage change and remain
                             competitive.

Kwong Ann Lew         36     Elected Class A Director of the Company on          1997
                             May 20, 1997.  Mr. Lew is an Executive
                             Director and Chief Financial Officer of
                             Wembley Rubber Products Sdn. Bhd.  He is a
                             member of the Malaysian CPA Society and
                             Institute of Taxation and was with Arthur
                             Andersen LLP from 1988 to 1991 before
                             joining Uniphoenix Bhd. as a corporate
                             finance manager and D. Bhd as a Senior
                             Consultant until 1995.

Mr. Wong and Mr. Lew were elected on May 20, 1997 as Class A Directors in the place of Mr.
Teoh Cheng Soon and Dr. Teo Sen Chong who resigned prior to their appointment and as a result of the Wembley Rubber Products Sdn. Bhd. agreements to buy 55.1% of the Company as described in the section "Certain Relationships and Related Transactions".


                                     CLASS B DIRECTORS
                                     -----------------

Robert J. Simmons     54     Mr. Simmons is currently President of RJS           1995
                             HealthCare, Inc., a healthcare consulting
                             company, founded in 1990. He served as
                             executive vice president at Baxter
                             International, Inc. from 1987 until
                             founding RJS in 1990. Mr. Simmons joined
                             Baxter after serving over 20 years at
                             American Hospital Supply Corporation. His
                             last position at American Hospital Supply
                             Corporation was vice president of
                             corporate marketing.

Don L. Arnwine        65     Mr. Arnwine is President of Arnwine                 1995
                             Associates, a company he formed in 1989 to
                             provide specialized advisory services to
                             the health care industry. From 1961 to
                             1972,  Mr. Arnwine served as Director of
                             the Hospital at the University of Colorado
                             Medical  Center. From 1972 to 1982, he
                             served as President and CEO of the
                             Charleston Area Medical Center. Mr.
                             Arnwine became President and CEO of
                             Voluntary Hospitals of  America (VHA) in
                             1982, and was named Chairman and CEO in
                             1985, in which  capacity he served until
                             founding Arnwine Associates.

BOARD MEETINGS AND COMMITTEES

     During 1996, the Company's Board of Directors held two meetings. All other actions by the Board of Directors were taken by unanimous written consent without a meeting. The Board of Directors has a Compensation Committee which administers the Company's Omnibus Equity Compensation Plan (the "Plan"). The Compensation Committee is responsible for reviewing, determining and establishing the salaries, bonuses and other compensation of the Company's executive officers. The Board has not delegated its functions to any other standing committees, and thus has not created audit, executive, nominating or other similar committees. During 1996, all action of the Compensation Committee was taken by unanimous written consent without a meeting. At the end of 1996, the Compensation Committee consisted of George Jeff Mennen, Teik Hok Loy and Cheng Soon Teoh. In early 1997, Mr. Cheng Soon Teoh resigned from the Board of Directors and from the Compensation Committee. At this time, the vacancy has not yet been filled. See also "Compensation of Directors and Executive Officers Report of the Compensation Committee of the Board of Directors on Executive Compensation."

     RECOMMENDATION OF THE BOARD:   The Board hereby recommends and nominates
each of Messrs. Tan Sri Dato (Dr.) Hean Heong Loy, Teik Hok Loy, Heng Sewn Loi, Edward J. Marteka, George Jeff Mennen, Richard Wong and Kwong Ann Lew for election as Class A Directors, and each of Messrs. Robert J. Simmons and Don L. Arnwine for election as Class B Directors of the Company to serve until the next annual meeting of Shareholders or until their respective successors are elected and qualified.

2.   CONCURRENCE IN SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Arthur Andersen LLP as independent public accountants for the Company to audit its financial statements for the year 1997 and has determined that it would be desirable to request that the Shareholders approve such appointment. Arthur Andersen LLP is knowledgeable about the Company's operations and accounting practices and is well qualified to act in the capacity of independent public accountants to the Company. A representative of Arthur Andersen LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he or she so desires. The representative also is expected to be available to respond to appropriate questions from Shareholders.

     RECOMMENDATION OF THE BOARD:   The Board considers Arthur Andersen LLP to
be well-qualified and recommends that the Shareholders concur in the following resolution which will be presented for a vote of the Shareholders at the Annual
Meeting:

     RESOLVED, that the Shareholders concur in the appointment, by the Board, of Arthur Andersen LLP to serve as the independent public accountants for the Company for 1997.

     The affirmative vote of a majority of the votes cast by Shareholders present in person or by proxy and eligible to vote at the Meeting, a quorum being present, is required for the adoption of the foregoing resolution. For purposes hereof, the holders of Series A Common Stock and Common Stock vote as a single class.


                              EXECUTIVE OFFICERS


     The following table sets forth information with respect to the executive officers of the Company. Each officer is appointed by the Board of Directors and serves until his successor is elected and qualified or until his death, resignation or removal by the Board of Directors. The executive officers of the Company are Heng Sewn Loi, Chairman, Edward J. Marteka, President, Stephen K.H. Tan, Chief Financial Officer and Secretary, and Robert C. Carter, Controller and Assistant Secretary. The biographies of Heng Sewn Loi and Edward J. Marteka are set forth above.

                                                                          Year Became
Name                  Age    Principal Occupation(s) During Past 5 Years  an Officer
----                  ---    -------------------------------------------  -----------
Stephen K.H. Tan      42     Chief Financial Officer and Secretary of            1995
                             the Company. He was engaged by MBf
                             Holdings Bhd as CFO of the Trading
                             Division in December 1994, and was
                             transferred to the United States in
                             September 1995. In 1981, Mr. Tan graduated
                             in London as a Certified Accountant, and
                             had worked in England, New Zealand, and
                             Malaysia as financial accountant, business
                             consultant and auditor with various
                             organizations and government bodies for
                             the past 17 years.

Robert C. Carter      36     Controller and Assistant Secretary of the           1995
                             Company. Mr. Carter joined the Company in
                             March 1992 as the Controller and became
                             the Assistant Secretary in May 1995. From
                             February 1987 to March 1992, Mr. Carter
                             was a CPA with Clifton, Gunderson & Co.,
                             CPA's.  Prior to that, Mr. Carter worked
                             for Arthur Andersen LLP as an auditor.


               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

A.   DIRECTOR COMPENSATION

     Mr. George Jeff Mennen and the Class B Directors will receive $1,000 for each meeting of the Board attended as well as $500 for each committee meeting attended. All Directors will be reimbursed for expenses incurred in attending meetings of the Board and meetings of committees. Each Director is presently entitled to receive stock options under the Plan to purchase 1,000 shares of the Company's Common Stock in connection with his election. Mr. Mennen, Mr. Simmons, and Mr. Arnwine all received options to purchase 4,000 shares of Common Stock at an exercise price of $3.66 under the Plan in January, 1997. Under the terms of the Plan, the Compensation Committee may determine the exercise price for options granted to Directors for a period of up to six months from the date of the grant. All Director options are immediately exercisable for a period of ten years from the date of grant.

     Effective July 23, 1996, the Company repriced all outstanding director and employee options to $2.75, the closing stock price on the grant date. All director options issued to former directors were terminated upon their departure from the Board.

B.   EXECUTIVE COMPENSATION

     The following table discloses the compensation awarded to or earned by, during the Company's last three fiscal years, the Chairman and the President as of the end of fiscal year 1996. No other executive officer had aggregate annual salary and bonus which exceeded $100,000.

--------------------------------------------------------------------------------------------------------
                                         Annual Compensation             Long-Term Compensation
                                         ===================             ======================
     Name and                                            Other Annual  Restricted Stock         Stock
Principal Position  Fiscal Year     Salary       Bonus   Compensation  Awards ($)              Options
========================================================================================================
Heng Sewn Loi(5)       1996           $140,000     $35,000       $100,000             ---          ---
Chairman and CEO       1995                ---         ---        $20,000        $312,000       40,000
                       1994                ---         ---            ---        $118,125        9,000
--------------------------------------------------------------------------------------------------------
Edward J. Marteka(6)   1996           $160,000     $33,333         $7,200             ---          ---
President              1995           $150,000     $29,166         $7,200        $126,000       15,000
                       1994           $137,500     $75,000         $7,200        $415,625       35,000
--------------------------------------------------------------------------------------------------------

There is no other long term compensation for the executives listed above in 1994 through 1996.

EMPLOYMENT AGREEMENTS

     On September 1, 1995, the Company entered into an employment agreement with Mr. Heng Sewn Loi (the "Loi Agreement"). The Loi Agreement provides for:
(i) Mr. Loi to serve as Chairman of the Company and CEO; (ii) a base salary of $140,000 per year; (iii) non-qualified stock options to purchase 40,000 shares of Common Stock under the Plan, 20,000 shares exercisable commencing July 21, 1995, and 20,000 shares exercisable commencing July 21, 1996 at an exercise price of $7.80, the closing price of the Common Stock as reported on the Nasdaq SmallCap Market on the day the options were granted by the Compensation Committee; and (iv) life and medical allowance, automobile allowance, living expenses, dependent tuition allowance, home leave and family travel, provident fund, relocation expenses, tax equalization settlement, U.S. legal and taxation matters and other additional customary benefits. Due to Mr. Loi's pending U.S. residency status, Mr. Loi's salary from September 1, 1995 through December 31, 1995 was incurred by MBf Holdings. Mr. Loi's residence status in the U.S. was approved in January 1996 and his salary was paid by the Company in 1996. Mr. Loi's total employment compensation package amounted to approximately $240,000 per year inclusive of salary, taxes, and benefits.

     On April 1, 1994, the Company entered into an employment agreement with Edward J. Marteka (the "Marteka Agreement"). The Marteka Agreement, as amended on June 30, 1995 and on July 22, 1996, provides for: (i) Mr. Marteka to serve as President of the Company (since May 31, 1995) and American Health Products Corporation ("AHPC"); (ii) a base salary of $160,000 per year; (iii) non-qualified stock options to purchase 35,000 shares of Common Stock under the Plan, 5,000 shares exercisable commencing April 1, 1994, 20,000 shares April 1, 1995 and 10,000 shares April 1, 1996 at an exercise price of $11.875, the closing price of the Common Stock as reported on the Nasdaq SmallCap Market on the day the options were granted by the Compensation Committee; and (iv) life and medical insurance, automobile allowance and other additional customary benefits. The amended Marteka Agreement also granted to Mr. Marteka additional non-qualified stock options to purchase 14,000 shares of Common Stock, 7,000 shares exercisable commencing July 21, 1995 and 7,000 shares July 21, 1996, at an exercise price of $7.80, the closing price of Common Stock as reported on the Nasdaq SmallCap Market on the day the options were granted by Compensation Committee. Mr. Marteka also received options to purchase 1,000 shares of the Company's Common Stock upon his appointment as Class A Director in 1995.

     As approved by the Compensation Committee, all of Mr. Loi and Mr. Marteka's outstanding stock options were repriced effective July 23, 1996 to $2.75, the closing stock price on the date of the grant.


_________________
(5)  Heng Sewn Loi became Chairman and CEO of the company on September 1, 1995.
(6) Edward J. Marteka became President and a Class A Director of the company on May 31, 1995.

OPTION GRANTS IN FISCAL 1996

     None of the executive officers named in the summary compensation table were granted any stock options during the 1996 fiscal year.

     On January 6, 1997, the Company issued options under the Company's Omnibus Equity Compensation Plan to certain employees to purchase 92,500 shares of the Company's Common Stock at an exercise price of $3.66 per share, the closing price of the Common Stock as reported on NASDAQ on the date the options were granted by the Compensation Committee. The options are exercisable for ten
(10) years from January 6, 1997, the date of grant.

     Mr. Loi and Mr. Marteka were each granted options to purchase 5,000 shares of the Company's Common Stock in accordance with the Company's January 6, 1997 stock option offering.

AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on option exercises in fiscal 1996 by the executive officers named in the summary compensation table and the value of such officers' unexercised stock options as of December 31, 1996.

                                                   Number of Unexercised       Value of In-the-Money
                                                    Options at 12/31/96         Options at 12/31/96
                                                   ---------------------       ---------------------
                                        Value
                   Shares Acquired on  Realized
                      Exercise(#)        ($)     Exercisable  Unexercisable  Exercisable  Unexercisable
                   ------------------  --------  -----------  -------------  -----------  -------------
Heng Sewn Loi            - 0 -          - 0 -      50,000         - 0 -          $50,000      - 0 -
Edward J. Marteka        - 0 -          - 0 -      50,000         - 0 -          $50,000      - 0 -

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors was comprised of the following three Class A Directors: Teik Hok Loy, George Jeff Mennen and Cheng Soon Teoh, each of whom were appointed by the Board of Directors in 1995. In early 1997, Mr. Cheng Soon Teoh resigned from the Board of Directors and the Compensation Committee. At this time, the vacancy on the Compensation Committee has not yet been filled. The Committee oversees administration of the Company's Omnibus Equity Compensation Plan (the "Plan"). The purpose of the Plan is to attract and retain capable and experienced officers and employees by compensating them with equity-based awards whose value is connected to the continued growth and profitability of the Company. Under the Plan, awards may be made in the form of stock options or restricted stock. Apart from the Plan, the Company has not developed any formalized compensation policy or program. In general, the Company compensates executive officers and senior management through salary, bonus (where appropriate) and the grant of stock options. Because the Company's executive officers' employment agreements presently control the compensation paid to such executive officers, the Compensation Committee did not formulate policies with respect to the executive officers compensation during 1996. During fiscal 1996, all action of the Compensation Committee was taken by the Committee by unanimous written consent without a meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Tan Sri Dato (Dr.) Hean Heong Loy has a substantial ownership interest in MBf Holdings, which owns MBf International and 31.5% of MBf Capital Berhad, an affiliate which owns MBf Personal Care. Teik Hok Loy is the son of Tan Sri Dato (Dr.) Hean Heong Loy and alternate CEO and Director of MBf Holdings. Accordingly, these members should not be considered as independent Directors when serving on the Board of Directors or the Compensation Committee.

STOCK PERFORMANCE CHART

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock for each of the Company's last five fiscal years with the cumulative total return (assuming reinvestment of dividends) of (i) the NYSE/AMEX/Nasdaq Stock Market - U.S. Index and (ii) a peer group selected by the Company, in good faith. The peer group consists of American Shared Hospital Services, Daxor Corp., DVI, Inc., DVI Health Services Corp., Hemacare Corp., Medical Sterilization Inc., National Home Health Care Inc., Prime Medical Services Inc. and Psicor Inc.

                                   [Chart]

                                             CUMULATIVE TOTAL RETURN
                                             -----------------------
                             12/31/91       12/31/92   12/31/93   12/31/94  12/31/95  12/31/96
                             --------       --------   --------   --------  --------  --------
MBf USA, Inc.                  100             56        39          58        14        13
NYSE/AMEX/Nasdaq Stock         100            110       122         121       166       201
Peer Group                     100            105        96          92       153       174

* $100 invested on December 31, 1991 in stock or Index -- including reinvestment of dividends. Fiscal year ending December 31.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company had entered into arrangements with several entities which are related to MBf International and/or MBf Holdings. The significance of these arrangements to the Company's business, financial condition and operations in the short and long term are discussed below. The Company believes the prices charged by each related entity are as favorable as those that could be negotiated with unaffiliated third parties.

     In 1995, the Company began purchasing glove packaging materials (inner boxes and outer cases) from MBf Printing, a Malaysian printing entity and a subsidiary of MBf Holdings. In 1996, the Company purchased approximately $430,000 of packaging material from MBf Printing and the prices charged by them were as favorable as to those that could be negotiated with unaffiliated suppliers. The Company anticipates continuing this arrangement in 1997 but has no contractual obligation to do so.

     The Company utilizes MBf Insurans, an affiliate of MBf Holdings, to insure all of AHPC's inventory purchases while in transit to AHPC's various U.S. warehouses. In 1996, the total cost charged by MBf Insurans to insure all inventory in transit was approximately $24,000, which the Company believes is comparable to unaffiliated third party prices. No contractual obligations exist between the Company and MBf Insurans but the Company anticipates continuing to utilize their services.

     On June 17, 1996, the Company issued 488,973 shares of Common Stock to MBf International for cash proceeds in the amount of approximately $1,400,000.

     On August 20, 1996, the Company issued 672,269 shares of Common Stock to MBf International for cash proceeds in the amount of $1,000,000.

     On May 20, 1997, the Company announced that its majority shareholder, MBf International Ltd. ("MBfI") had entered into two separate agreements with its powder-free supplier, Wembley Rubber Products (M) Sdn. Bhd. ("Wembley") which called for the following:

     i.)     MBfI selling all of the Company's Series A Common Stock (1,252,538
shares) to Wembley for approximately $ 6.27 million; and

     ii.)    the purchase of 2,500,000 shares of the Company's unregistered
Common Stock by Wembley at a price of $ 2.70 per share.

     The agreements were scheduled to close simultaneously on August 8, 1997. However, the date of closure has been extended to the end of 1997 as a result of the non-fulfillment of certain conditions precedent.

     The Class A Common Stock has the ability to designate a majority of the members of the Company's board of directors, and represents 29% of the Company's Common Stock assuming no new shares are issued. Assuming transactions (1) and (2) close, Wembley will be able to elect new Class A directors, a majority of the Class B directors, and will hold 55.1% of the Company's Common Stock after issuance of the 2,500,000 new shares.

     Under the Purchase Agreement, two (2) new Class A directors representing Wembley were appointed to the Company's board of directors--Mr. Richard Wong Chin Mun, President/CEO of Wembley and Mr. Lew Kwong Ann, Executive Director/Chief Financial Officer of Wembley.


              COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain officers, Directors and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and changes in their ownership of the equity securities of the Company with the Securities and Exchange Commission and the NASDAQ Stock Market. Based solely on a review of the reports and representations furnished to the Company during the last fiscal year, the Company believes that each of these persons is in compliance with all applicable filing requirements.

                            SHAREHOLDER PROPOSALS

     Shareholder proposals for the 1998 Annual Meeting of Shareholders must be received by the Company at its executive office in Itasca, Illinois, on or prior to July 15, 1998 for inclusion in the Company's proxy statement for that meeting. Any Shareholder proposal must also meet the other requirements for shareholder proposals as set forth in the rules of the U.S. Securities and Exchange Commission relating to shareholder proposals.


                            REQUESTS FOR DOCUMENTS

     Any requests for documents or other information should be directed to Stephen Tan, Chief Financial Officer and Secretary at (630) 285-9191. The Company will forward such documents, via first class mail, upon receipt of a Shareholder's written request therefor.

                                OTHER MATTERS

     As of the date of this Proxy Statement, no business, other than that discussed above, is to be acted upon at the Meeting. If other matters not known to the Board of Directors should, however, properly come before the Meeting, the persons appointed by the signed proxy intend to vote it in accordance with their best judgment.

                                            MBf USA, INC.
                                            By Order of the Board of Directors



                                            Loi Heng Sewn
                                            Chairman


Itasca, Illinois
November 6, 1997









================================================================================

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE
           EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE PROMPTLY
   MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

================================================================================

                                  PROXY CARD
                                MBf USA, INC.
         500 PARK BOULEVARD, SUITE 1260, ITASCA, ILLINOIS  60143-2639
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Heng Sewn Loi, Edward J. Marteka and Stephen K.H. Tan and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all of the shares of Common Stock of MBf USA, Inc. (the "Company"), a Maryland corporation, held of record by the undersigned, at the Annual Meeting of Shareholders ("Meeting") to be held on December 3, 1997, or any adjournments or postponements thereof, as hereinafter specified on the matters as more specifically described in the Company's proxy statement and in their discretion on any other business that may properly come before the Meeting.


     1.   Proposal to elect two (2) Class B directors of the Company as follows:
              Robert J. Simmons              Don L. Arnwine

          [  ] FOR the election of the    [  ]    WITHHOLD authority with respect
               two nominees.                      to ______________________________.
                                                  SHAREHOLDERS MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY
                                                  WRITING HIS NAME ON THE LINE ABOVE.

     2.   Proposal to ratify the Board of Directors' selection of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 1997.
          [  ]  FOR      [  ]  AGAINST    [  ]    ABSTAIN

This proxy, when properly executed, will be voted in the manner designated herein by the undersigned shareholder.  If no designation is made, the Proxy will be voted  FOR each of the above Proposals.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                        DATED:
                              ------------------------------------------,1997


                        -----------------------------------------------------
                                            (Signature)


                        -----------------------------------------------------
                                      (Signature if held jointly)


                        Please sign as name appears hereon. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized officer.


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS 1 AND 2.

                                  PROXY CARD
                                MBf USA, INC.
                            SERIES A COMMON STOCK
         500 PARK BOULEVARD, SUITE 1260, ITASCA, ILLINOIS  60143-2639
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Edward J. Marteka and Stephen K.H. Tan and each of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all of the shares of Series A Common Stock of MBf USA, Inc. (the "Company"), a Maryland corporation, held of record by the undersigned, all of the Annual Meeting of Shareholders ("Meeting") to be held on December 3, 1997, or any adjournments or postponements thereof, as hereinafter specified on the matters as more specifically described in the Company's proxy statement and in their discretion on any other business that may properly come before the Meeting.

     1.   Proposal to elect seven (7) Class A directors of the Company as follows:
                                  Tan Sri Dato (Dr.) Hean Heong Loy         Teik Hok Loy
                                  Heng Sewn Loi                             Richard Wong
                                  Edward J. Marteka                         George Jeff Mennen
                                  Kwong Ann Lew

          [  ]  FOR the election of the seven nominees.         [  ]      WITHHOLD authority with respect
                                                                            to ______________________________.
                                                                            SHAREHOLDERS MAY WITHHOLD AUTHORITY TO VOTE FOR ANY
                                                                            NOMINEE BY WRITING HIS NAME ON THE LINE ABOVE.

     2.   Proposal to ratify the Board of Directors' selection of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 1997.
          [  ]  FOR                             [  ]  AGAINST                   [  ]  ABSTAIN

     This proxy, when properly executed, will be voted in the manner designated herein by the undersigned shareholder.  If no designation is made, the Proxy will be voted  FOR each of the above Proposals.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                         DATED:
                                ------------------------------------------, 1997



                         -------------------------------------------------------
                                              (Signature)


                         -------------------------------------------------------
                                        (Signature if held jointly)


                         Please sign as name appears hereon. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized officer.


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS 1 AND 2.
                                                ---